Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC REPORTS THIRD QUARTER 2011 RESULTS

•	Revenue year-over-year increases 26% to $211.8 Million
•	GAAP EPS $0.01 per fully diluted share; Non-GAAP EPS of $0.09
•	Adjusted EBITDA of $16.4 million

EVERETT, Wash. – November 3, 2011 – Intermec, Inc. (NYSE: IN) today announced financial results for its third quarter ended October 2, 2011.

Third quarter 2011 revenues were $211.8 million, with net earnings on a GAAP basis of $0.7 million or $0.01 per diluted share. That compares to 2010 third quarter revenues of $168.7 million and net loss on a GAAP basis of ($6.9) million or ($0.11) per diluted share. Results for the third quarter of 2011 include approximately $34 million in net revenues attributable to new businesses acquired in 2011. Excluding restructuring and acquisition-related costs and other adjustments totaling $7.5 million (detailed below), the Adjusted Non-GAAP operating income for the quarter was $8.4 million or $0.09 per diluted share.

“Our third quarter results delivered growth in Europe and North America, strong growth in Asia and earnings within our expected range,” said Patrick J. Byrne, Intermec President and CEO. “We managed through the economic challenges we saw in the quarter and we believe that our high value business solutions are well accepted in multiple markets and regions.”

The following table presents the Company’s GAAP operating income (loss), net earnings (loss) and earnings (loss) per share reported for the third quarters of 2011 and 2010, and as adjusted excluding the impact of restructuring costs, acquisition-related costs and acquisition-related accounting adjustments in 2011, and as adjusted excluding restructuring charges for 2010:

	Quarter Ended October 2, 2011			Quarter Ended September 26, 2010
	Operating Income	Net earnings	Earnings/(loss) per share	Operating Income	Net earnings	Earnings/(loss) per share
Profit/(loss) as reported	$1.0	$0.7	$0.01	$2.4	$(6.9)	$(0.11)
Acquisition related adjustments	6.8	4.2	0.07	—	—	—
Restructuring charges	0.6	0.6	0.01	1.8	1.2	0.02

Non-GAAP profit / (loss) as Adjusted	$8.4	$5.5	$0.09	$4.2	$(5.7)	$(0.09)

The acquisition-related adjustments reflect transaction and transition costs of $1.2 million related to acquisitions closed in March 2011, and purchase accounting related adjustments totaling $5.6 million comprising of deferred revenue charges of $2.2 million and amortization of acquired intangibles of $3.4 million. The 2011 restructuring costs and related charges of $0.6 million are related to the previously-announced streamlining of our non-U.S. service depots and certain support operations.

Excluding these charges, adjusted operating income for the third quarter of 2011 was $8.4 million or adjusted net earnings of $0.09 per share as described in the Non-GAAP Financial Measures section of this release.

Third Quarter 2011 Operating Performance

•

Total revenue of $211.8 million increased 26% from the prior-year quarter, including the benefit of approximately $34.0 million from acquired businesses, including Vocollect. Excluding the acquisitions, revenue increased 5%. Total revenue growth of 26% includes the benefit of 2.6 percentage points from currency translation.

•

Geographically, compared to the prior-year quarter and including the benefit of Voice solutions, revenues in North America increased approximately 27%. Europe, Middle East and Africa (EMEA) revenues also increased 27%. On a constant currency basis EMEA revenues increased 20%. Including Voice solutions, the rest of world improved by 18%, led by strong growth in Asia-Pacific.

•

Compared to the prior year quarter Intermec-branded Systems and solutions revenue grew approximately 10% while Printer and media revenue increased approximately 6%. Intermec-branded services revenue increased 3%, including revenues from the Enterprise Mobile business acquired in March 2011. Voice solutions revenues of $30.8 million reflect the operating revenues from our Vocollect business of $33.0 million, net of deferred revenue purchase accounting adjustments of $2.2 million.

•

Total gross margin as reported for the third quarter was 41.5% up from a comparable 38.3% in the prior-year quarter. Excluding the impact of $3.2 million of intangible amortization and $2.2 million of deferred revenue and acquisition-related adjustments, our non-GAAP or adjusted gross margin was 43.6%.

•

Product gross margin as reported was 41.5%, compared to 38.2% in third quarter 2010. Excluding the acquisition-related adjustment of $3.2 million, our non-GAAP adjusted product gross margins were 43.4%, reflecting improvement in the core Intermec businesses and the favorable mix of Vocollect products. Service gross margin as reported was 41.5%, compared to 38.5% in third quarter 2010. Adjusting for the $2.2 million of deferred revenue acquisition adjustment, our non-GAAP adjusted service gross margin was 44.2%.

•

Total operating expenses for the quarter were $86.9 million, which includes $17.3 million of expenses from acquired company operations and approximately $1.8 million for restructuring and acquisition-related expenses. That compares to prior-year operating expenses of $62.2 million, which was net of a gain on sale of patents of approximately $2.9 million but included restructuring charges of $1.8 million. On a comparable basis, core Intermec operating expenses were $67.7 million in the 2011 quarter, versus $63.3 million in the 2010 quarter. The increase primarily reflects our global systems deployment costs, and higher pension and compensation cost versus the prior year.

•

The Company generated $1.6 million in operating cash flow during the quarter. Cash, cash equivalents, and short-term investments totaled approximately $74 million at quarter-end. The outstanding balance of the Company’s credit facility at the end of the quarter was $77 million, unchanged from the prior quarter end, with $21.5 million available under the credit agreement.

•	No shares were repurchased in the quarter under the Company’s share repurchase authorization. The company has $45 million remaining under the authorization.

Third Quarter Business Highlights

•

Intermec was recognized for its innovation in the AIDC industry with the 2011 Tech Innovator award from CRN (Computer Reseller News), a leading channel and reseller publication, in the handhelds category for its ultra-rugged mobile computer, the CK71. CRN's 9th annual Tech Innovator listing celebrates vendors that have introduced new products or solutions to drive advances in the technology channel.

•

We announced the Vocollect Voice Partner program in September, which significantly expands the network of AIDC resellers permitted to sell Vocollect hardware and software. The partner program is designed to expand the market opportunity for voice solutions.

Outlook – Fourth Quarter 2011

Intermec announces its financial guidance for the fourth quarter of 2011.

•	Q4’11 revenues are expected to be within a range of $235 to $245 million, including approximately $37-38 million from our Vocollect and Enterprise Mobile businesses.

•	Q4’11 GAAP EPS is expected to be within a range of $0.08 to $0.13 per diluted share.

•

Q4’11 Non-GAAP EPS is expected to be within a range of $0.16 to $0.21 per diluted share, excluding the impact of amortization of acquired intangibles of $3.7 million, deferred services revenue acquisition-related adjustments of $2.2 million, and acquisition and restructuring related costs of $1.2 million.

Conference Call Information

Intermec will hold its conference call, led by Intermec CEO Pat Byrne, on Thursday, November 3rd, 2011 at 5 p.m., Eastern Time (2 p.m. Pacific Time):

Conference Call:

Thursday November 3, 2011 at 5 p.m., Eastern Time (2 p.m. Pacific Time)

Dial-in Numbers:

1-877-941-1467

1-480-629-9774

Passcode: INTERMEC

30-Day Replay:

1-800-406-7325

1-303-590-3030

Passcode: 4483460

Audio Webcast:

Intermec will provide a live audio Webcast of its third quarter 2011 earnings conference call beginning Thursday, November 3, 2011 at 5 p.m., Eastern, (2 p.m. Pacific). A Webcast archive will be available for one month.

The webcast will be available at: www.intermec.com/InvestorRelations

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

###

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for operating income, net earnings (loss), earnings (loss) per diluted share, EBITDA, Adjusted EBITDA and gross margins. It also includes an outlook for the fourth quarter 2011 non-GAAP earnings per diluted share. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Operating Income (Loss) and Adjusted EBITDA. Reconciliation of GAAP to Non-GAAP Gross Margins, and Reconciliation of GAAP to Non-GAAP Outlook for the Quarter Ending December 31, 2011, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency), costs related to completion of acquisitions and certain opening accounting adjustments, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company's products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the fourth quarter of 2011, the full-year of 2011 or any other future period, our cost reduction plans, our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth, and the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available on our website at www.intermec.com.

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2011	September 26, 2010	October 2, 2011	September 26, 2010
Revenues:
Product	$165,294	$135,113	$484,781	$380,671
Service	46,511	33,600	126,625	98,433

Total revenues	211,805	168,713	611,406	479,104
Costs and expenses:
Cost of product revenues	96,760	83,482	289,323	238,184
Cost of service revenues	27,190	20,675	74,617	61,775
Research and development	22,047	17,058	62,720	51,485
Selling, general and administrative	63,610	46,252	183,906	134,105
Acquisition costs	554	—	5,766	—
Gain on intellectual property sales	—	(2,944)	—	(2,944)
Restructuring charges	644	1,817	5,756	2,779
Impairment of facility	—	—	—	3,008

Total costs and expenses	210,805	166,340	622,088	488,392
Operating Income (loss)	1,000	2,373	(10,682)	(9,288)
Interest income	162	243	565	787
Interest expense	(572)	(318)	(1,964)	(986)

Income/(loss) before income taxes	590	2,298	(12,081)	(9,487)
Income tax (benefit) expense	(114)	9,182	(2,911)	3,750

Net income (loss)	704	(6,884)	(9,170)	(13,237)

Basic Income (loss) per share	$0.01	$(0.11)	$(0.15)	$(0.21)
Diluted Income (loss) per share	$0.01	$(0.11)	$(0.15)	$(0.21)
Shares used in computing basic loss per share	59,796	61,412	59,959	61,732
Shares used in computing diluted loss per share	59,897	61,412	59,959	61,732

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 2, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$73,487	$221,467
Short-term investments	156	6,788
Accounts receivable, net	141,852	110,455
Inventories	99,369	82,657
Current deferred tax assets, net	57,650	45,725
Other current assets	24,756	17,864

Total current assets	397,270	484,956
Deferred tax assets, net	174,571	194,597
Goodwill	143,446	1,152
Intangibles, net	65,169	3,031
Property, plant and equipment, net	49,136	36,320
Other assets, net	32,384	29,209

Total assets	$861,976	$749,265

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,700	$72,120
Payroll and related expenses	32,529	20,155
Deferred revenue	53,094	36,227
Accrued expenses	29,328	24,949

Total current liabilities	197,651	153,451
Long-term debt	77,000	—
Pension and other postretirement benefits liabilities	91,773	95,922
Long-term deferred revenue	31,306	23,752
Other long-term liabilities	15,991	14,911
Commitments and contingencies
Shareholders' equity:
Common stock (250,000 shares authorized, 62,951 and 62,594 shares issued and 59,594 and 60,191 outstanding)	635	625
Additional paid-in capital	693,420	694,291
Accumulated deficit	(188,798)	(179,570)
Accumulated other comprehensive loss	(57,002)	(54,117)

Total shareholders' equity	448,255	461,229

Total liabilities and shareholders' equity	$861,976	$749,265

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2011	September 26, 2010
Cash and cash equivalents at beginning of the period	$221,467	$201,884
Cash flows from operating activities:
Net loss	(9,170)	(13,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,020	11,137
Impairment of facility	—	3,008
Deferred taxes	(8,099)	805
Stock-based compensation	7,548	7,515
Gain on intellectual property sales	—	(2,944)
Gain on company owned life insurance	—	(863)
Changes in operating assets and liabilities:
Accounts receivable	(11,194)	(289)
Inventories	(10,209)	15,453
Accounts payable	3,140	(22,280)
Payroll and related expenses	3,079	1,854
Accrued expenses	(5,766)	7,405
Deferred revenue	5,351	(619)
Other operating activities	(1,310)	(1,924)

Net cash provided by (used in) operating activities	(5,610)	5,021

Cash flows from investing activities:
Acquisitions, net of cash acquired	(200,810)	—
Additions to property, plant and equipment	(16,075)	(9,903)
Purchase of investments	—	(6,645)
Maturities of investments	6,564	5,800
Capitalized patent legal fees	(560)	(1,230)
Other investing activities	(75)	68

Net cash used in investing activities	(210,956)	(11,910)

Cash flows from financing activities:
Proceeds from issuance of debt	97,000	—
Repayment of debt	(20,000)	—
Stock repurchase	(10,014)	(20,037)
Stock options exercised and other	2,370	1,482

Net cash provided by (used in) financing activities	69,356	(18,555)

Effect of exchange rate changes on cash and cash equivalents	(770)	(2,659)

Net change in cash and cash equivalents	(147,980)	(28,103)

Cash and cash equivalents at end of the period	$73,487	$173,781

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 2, 2011					Three Months Ended September 26, 2010
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non- GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$211,805	$2,178	$213,983	$—	$213,983	$168,713	$—	$168,713	$—	$168,713
Costs and expenses:
Cost of revenues	123,950	(3,170)	120,780	(129)	120,651	104,157	—	104,157	(96)	104,061
Research and development	22,047	(18)	22,029	—	22,029	17,058	—	17,058	—	17,058
Selling, general and administrative	63,610	(891)	62,719	(7,789)	54,930	46,252	—	46,252	(6,894)	39,358
Acquisition costs	554	(554)	—	—	—	—	—	—	—	—
Gain on intellectual property sales	—	—	—	—	—	(2,944)	—	(2,944)	—	(2,944)
Restructuring charges	644	(644)	—	—	—	1,817	(1,817)	—	—	—
Impairment of facility	—	—	—	—	—	—	—	—	—	—

Total costs and expenses	210,805	(5,277)	205,528	(7,918)	197,610	166,340	(1,817)	164,523	(6,990)	157,533

Operating income (loss)	1,000	7,455	$8,455	$7,918	$16,373	$2,373	$1,817	$4,190	$6,990	$11,180

	Nine Months Ended October 2, 2011					Nine Months Ended September 26, 2010
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non- GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$611,406	$5,082	$616,488	$—	$616,488	$479,104	$—	$479,104	$—	$479,104
Costs and expenses:
Cost of revenues	363,940	(7,329)	356,611	(385)	356,226	299,959	—	299,959	(372)	299,587
Research and development	62,720	(35)	62,685	—	62,685	51,485	—	51,485	—	51,485
Selling, general and administrative	183,906	(1,893)	182,013	(20,164)	161,849	134,105	—	134,105	(18,280)	115,825
Acquisition costs	5,766	(5,766)	—	—	—	—	—	—	—	—
Gain on intellectual property sales	—	—	—	—	—	(2,944)	—	(2,944)	—	(2,944)
Restructuring charges	5,756	(5,756)	—	—	—	2,779	(2,779)	—	—	—
Impairment of facility	—	—	—	—	—	3,008	(3,008)	—	—	—

Total costs and expenses	622,088	(20,779)	601,309	(20,549)	580,760	488,392	(5,787)	482,605	(18,652)	463,953

Operating income (loss)	(10,682)	25,861	$15,179	$20,549	$35,728	(9,288)	5,787	$(3,501)	$18,652	$15,151

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 2, 2011				Three Months Ended September 26, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non- GAAP as Adjusted
Revenues:
Product	$165,294	$—		$165,294	$135,113	$—	$135,113
Service	46,511	2,178	a	48,689	33,600	—	33,600

Total revenues	$211,805	$2,178		$213,983	$168,713	$—	$168,713

Cost of revenues:
Product	$96,760	$(3,170	)b	$93,590	$83,482	$—	$83,482
Service	27,190	—		27,190	20,675	$—	20,675

Total cost of revenues	$123,950	$(3,170)		$120,780	$104,157	$—	$104,157

Gross margins:
Product	41.5%			43.4%	38.2%		38.2%
Service	41.5%			44.2%	38.5%		38.5%
Total	41.5%			43.6%	38.3%		38.3%

	Nine Months Ended October 2, 2011				Nine Months Ended September 26, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments	Non- GAAP as Adjusted
Revenues:
Product	$484,781	$—		$484,781	$380,671	$—	$380,671
Service	126,625	5,082	a	131,707	98,433	—	98,433

Total revenues	$611,406	$5,082		$616,488	$479,104	$—	$479,104

Cost of revenues:
Product	$289,323	$(7,329	)c	$281,994	$238,184	$—	$238,184
Service	74,617			74,617	61,775	—	61,775

Total cost of revenues	$363,940	$(7,329)		$356,611	$299,959	$—	$299,959

Gross margins:
Product	40.3%			41.8%	37.4%		37.4%
Service	41.1%			43.3%	37.2%		37.2%
Total	40.5%			42.2%	37.4%		37.4%

a	- acquisition fair value adjustments
b	- $3,143 of acquisition related intangible amortization, $27 of retention bonuses.
c	- $7,275 of acquisition related intangible amortization, $54 of retention bonuses

Diluted Earnings Per Share
As reported	$0.08 to $0.13
Acquisition related costs	$0.07
Acquisition adjustments	$0.01

As adjusted	$0.16 to $0.21

INTERMEC, INC.

SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION

(In thousands, except per share amounts)(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2011	September 26, 2010	October 2, 2011	September 26, 2010
Operating Income (loss), as reported	$1,000	$2,373	$(10,682)	$(9,288)
Acquisition adjustments
Acquisition fair-value adjustments	2,178	—	5,082	—
Intangible amortization	3,459	—	8,019	—
Acquisition costs	554	—	5,766	—
Gain on intellectual property sales	—	—	—	—
Restructuring charges	644	1,817	5,756	2,779
Impairment of facility	—	—	—	3,008
Other	620	—	1,238	—

Total adjustments	7,455	1,817	25,861	5,787

Non-GAAP operating income (loss)	$8,455	$4,190	$15,179	$(3,501)
Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$4,746	$3,715	$13,001	$11,137
Add: stock-based compensation	3,172	3,275	7,548	7,515

Adjusted EBITDA	$16,373	$11,180	$35,728	$15,151

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis. The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our true cash earnings. Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-US GAAP measure in the same manner.

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Amounts in millions)

(Unaudited)

	Three Months Ended
	October 2, 2011	Percent of Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$102.1	48.2%	$93.2	55.2%	9.5%
Printer and media	43.7	20.6%	41.4	24.5%	5.6%
Service	35.2	16.6%	34.1	20.2%	3.2%
Voice solutions	30.8	14.6%	—	—	—

Total revenues	$211.8	100.0%	$168.7	100.0%	25.5%

	Nine Months Ended
	October 2, 2011	Percent of Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$301.2	49.3%	$258.6	54.0%	16.5%
Printer and media	131.8	21.6%	120.4	25.1%	9.5%
Service	107.4	17.6%	100.1	20.9%	7.3%
Voice solutions	71.0	11.5%	—	—	—

Total revenues	$611.4	100.0%	$479.1	100.0%	27.6%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Amounts in millions)

(Unaudited)

	Three Months Ended
	October 2, 2011	Percent of Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$107.1	50.6%	$84.1	49.9%	27.3%
Europe, Middle East and Africa (EMEA)	64.7	30.5%	50.8	30.1%	27.4%
All others	40.0	18.9%	33.8	20.0%	18.3%

Total revenues	$211.8	100.0%	$168.7	100.0%	25.5%

	Nine Months Ended
	October 2, 2011	Percent of Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$292.6	47.9%	$243.3	50.8%	20.3%
Europe, Middle East and Africa (EMEA)	200.6	32.8%	151.4	31.6%	32.5%
All others	118.2	19.3%	84.4	17.6%	40.0%

Total revenues	$611.4	100.0%	$479.1	100.0%	27.6%